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On February 8, 2024, The Walt Disney Company ("Disney") updated its website www.VoteDisney.com, which contains information relating to Disney’s 2024 Annual Meeting of Shareholders. A copy of the updated website content (other than that previously filed) can be found below:

The Walt Disney Company Q1' 24 EARNINGS PRESENTATION

Forward-Looking Statements Certain statements and information in this presentation may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding earnings expectations and expected drivers; future cost reductions and source; plans, expectations or drivers, as applicable, for direct-to-consumer profitability, advertising, revenue and subscriber growth, pricing, product acceptance, expansion, enhancements, changes to subscription offerings, churn, engagement and margins; business plans or opportunities, including nature, t iming and distribution channel for our products and services; financial or performance estimates or expectations (including operating income, operating results, programming and production costs and cash content spend, capital expenditures and investments, profitability and any guidance); future performance and growth; plans, expectations, strategies, strategic priorities and opportunities and drivers of growth and profitability; estimates of the financial impact of certain items, accounting treatment, events or circumstances; expected benefits of new initiatives, including for which definitive agreements have not been signed and may not be consummated or subject to regulatory approval or other conditions, and other strategic transactions; shareholder returns and capital allocation, including share repurchases and dividend declarations; future free cash flows and funding sources; value of our intellectual property, content offerings, businesses and assets, including franchises and brands; and other statements that are not historical in nature. Any information that is not historical in nature included in this presentation is subject to change. These statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made. Management does not undertake any obligation to update these statements. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and IP we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company's control, including: • the occurrence of subsequent events; • further deterioration in domestic and global economic conditions or a failure of conditions to improve as anticipated; in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue; consumer preferences and acceptance of our content, offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising sales on our OTC services and linear networks; health concerns and their impact on our businesses and productions; • international, political or military developments; • regulatory and legal developments; • technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; demand for our products and services; • the performance of the Company's content; our ability to create or obtain desirable content at or under the value we assign the content; • the advertising market for programming; • income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products. Additional factors are set forth in the Company's Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," quarterly reports on Form 10-Q, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and subsequent filings with the Securities and Exchange Commission. The terms "Company," "Disney," "we," and "our" are used above and in this presentation to refer collectively to the parent company and the subsidiaries through which our various businesses are actually conducted.

Disney's New Era of Building is Well Under Way

Future of ESPN

- ESPN's domestic sports business continues to grow year over year
- We have plans to form a JV with Fox and Warner Brothers Discovery to launch a streaming sports service[1]
- The official launch of a stand-alone ESPN service is planned for the fall of 2025
- We continue to make progress in discussions with potential strategic partners for ESPN

Streaming Profitability

- Entertainment DTC operating income improved by 86% year over year
- We have successfully expanded our Disney+ ad tier outside the U.S. with launches in EMEA and Canada
- We remain poised to reach profitability by the end of fiscal 2024 and build on our momentum to deliver, ultimately, double digit operating margins

Studio Creativity

- With six of the top ten most streamed movies across all streaming platforms in the U.S. in 2023, our best-in-class storytelling continues to entertain millions of people
- In November, we will release a feature-length animated sequel to *Moana*, which joins a very robust lineup of our upcoming theatrical releases

Experiences Growth

- Our Experiences business posted strong Q1 results, giving us an incredibly solid foundation to build upon as we invest about $60 billion over the next 10 years to turbocharge growth in this business
- We plan to collaborate with Epic Games on an all-new games and entertainment universe that will further expand the reach of beloved Disney stories and experiences

(1) The formation of the pay service is subject to the negotiation of definitive agreements among the parties

©Disney
First Fiscal Quarter Ended December 30, 2023 | 2

Confident in the Value of Sports and the Power of ESPN, the # 1 Sports Media Brand For Every Generation ESPN increased its overall audience in calendar year 2023 across platforms • Linear ratings increased for the third consecutive year, finishing up +2% in P2+ and up +3% in P18-49 • ESPN+ finished up +7% in unique viewers and up +26% in total minutes • ESPN Social generated over 8.6 billion fan interactions, up +11% and leading the sports media category in engagement for 30 consecutive months ESPN Networks' NFL Divisional matchup game between Houston and Baltimore on January 20 delivered 32.4 million viewers airing across ESPN, ABC, ESPN Deportes and ESPN+, and ranks as ESPN's most-watched NFL game on record ESPN's premier presentation of the College Football Playoff and New Year's Six reached multi-year viewership highs across ESPN platforms First Fiscal Quarter Ended December 30, 2023 I

Continuing to Build ESPN into the Preeminent Digital Sports Brand, Allowing us to Reach Fans in Compelling New Ways New Planned JV with Fox and Warner Brothers Discovery(1) • JV to build an innovative new platform to house a compelling streaming sports service • Scheduled to launch in the fall of 2024 • Will bring together sports networks and ESPN+ -including content from all major professional sports leagues and college sports • ESPN will be able to command per unit economics in line with established market rates • We plan to make the full suite of ESPN's channels and ESPN+ available as a standalone offering • Scheduled to launch in the fall of 2025 • Consumers will be able to stream live games and studio programming, as well as access unique, innovative digital integrations • Will have robust personalization features to best serve sports fans • Engaged in productive conversations with potential content and marketing partners for ESPN • Made progress toward securing deals and expect to have more to share in the near future ESPN has long prioritized its mission to serve sports fans anytime, anywhere, and these steps will strengthen ESPN's ability to deliver that promise (1) The formation of the pay service is subject to the negotiation of definitive agreements among the parties

Focused on Building Streaming into a Profitable Growth Business We expect ongoing subscriber growth over the longer term to be driven by: The continued global strength of our content slate Advancing our paid sharing efforts Technology advances that are intended to improve our content promotion and discovery capabilities, drive up engagement and lower churn The impact of making Hulu content available on Disney+ for bundle subscribers and continued adoption of the bundle domestically Our continued use of tiering, to provide subscribers with more choices We are confident about our path to creating a strong and sustainable streaming business with growing subscribers over the long term and, ultimately, double-digit operating margins First Fiscal Quarter Ended December 30, 2023 I

Our Best-in-Class Storytelling Continues to Achieve Critical Success + + Earned 20 Academy Award nominations, more than any other company Nominations span the company's content brands and platforms including 20th Century Studios, Lucasfilm Ltd., Marvel Studios, Pixar Animation Studios, Searchlight Pictures, Disney+, Hulu and National Geographic Documentary Films Poor Things received 11 nominations, including Best Picture, Best Director, Best Adapted Screenplay, Best Actress and Best Supporting Actor Includes nominations for Best Animated Film with Pixar's Elemental and Best Documentary Feature Film with National Geographic Documentary Films' Bobi Wine: The People's President G+ + T+ +T Took home 37 Primetime Emmy Awards, more than any other company • Our programming swept the comedy categories, with The Bear winning more awards than any other show -including Best Comedy and a historic Lead Actress win for Abbott Elementary's Quinta Brunson • Wins for Elton John Live: Farewell From Dodger Stadium, which streamed on Disney+, secured Elton John the coveted EGOT status Received 27 Golden Globe nominations and multiple wins for FX's The Bear on Hulu and Searchlight Pictures' Poor Things • The Bear won Best Television Series, Musical or Comedy, as well as Best Actress and Actor in the same category • Poor Things won Best Picture, Musical or Comedy, as well as Best Actress in the same category First Fiscal Quarter Ended December 30, 2023 I

We Have a Robust Slate of New Theatrical Releases as We Continue Revitalizing Our Creativity 2024 2025 2026+Kingdom of the Planet of the Apes Inside Out 2 DEADPOOL ALIEN ROMULUS MOANA 2 MUFASA CAPTAIN AMERICA BAAVE NEW WORD Frozen 3 First Toy Story movie since 2019 Fantastic Four New Star Wars movie that brings the MUFASA Mandalorian and Grogu to the big AVATAR . LION KING screen for the very first time Note: Reflects select publicly announced planned releases as of February 7, 2024; subject to change. Based on calendar year; please see page 20 for specific release dates

Our Industry Leading Experiences Business Continues to Bring Our World-Renowned IP to Life Across Our Theme Parks Expansions Transformations Journey of Water, Inspired by Moana October 16, 2023 Disneglan~. World of Frozen Zootopia Disneyland Hotel Pixar Place Hotel November 20, 2023 December 20, 2023 January 25, 2024 January 30, 2024 First Fiscal Quarter Ended December 30, 2023 I

We're Creating New Opportunities for Consumers to Engage with Our Characters and Franchises Disney is a Leading Games Licensor Working with Best-in-Class Developers and Publishers • Disney's games business continues to deliver strong results since it shifted to a licensing business model in 2016 • To date, nine Disney games franchises have each grossed more than $1 billion in sales • In the U.S., the world's largest games market, licensed titles from Disney regularly hit the annual top-10 best-sellers list; Marve/'s Spider-Man is the best-selling superhero game of all-time • In 2023, Disney games garnered more than 150 award nominations, wins and other accolades, including multiple Game of the Year nominations for Marve/'s Spider-Man 2 Planning to Create an All-New Games and Entertainment Universe with Epic Games • The new universe is expected to: • Be a world-class games experience • Interoperate with Fortnite • Offer a multitude of opportunities for consumers to play, watch, shop and engage with content, characters and stories from Disney, Pixar, Marvel, Star Wars, Avata r and more • This marks Disney's biggest entry ever into the world of games and offers significant opportunities for growth and expansion First Fiscal Quarter Ended December 30, 2023 I

Increasing our July Dividend Payment by 50% and Targeting $3 Billion of Share Repurchases in Fiscal 2024 We see ample opportunity to increase shareholder returns as our earnings and free cash flow continue to grow On a total company basis, we are still on pace to meet or exceed our $7.5 billion annualized cost target by the end of fiscal 2024 We are still on track to generate about l • :e ..ca_ f .., • this fiscal year The Board has authorized the company to begin repurchasing shares again for the first time since fiscal 2018, and we plan to start by targeting $3 billion th is fiscal year Reinstated the dividend by paying $0.30 per share in January 2024 The Board has declared a $0.45 per share dividend -50% higher than the January payment -payable in July 2024 We intend to continue investing in our growth businesses, while also maintaining a balanced and disciplined approach to capital allocation (1) Free cash flow is not a financial measure defined by GAAP. Please see page 25 for a definition of free cash flow and why Disney is not providing a forward-looking quantitative reconciliation to the most comparable GAAP measure

BUSINESS RESULTS First Fiscal Quarter Ended December 30, 2023 I 11

Q1 Results for Fiscal 2024

(In Billions, Except Per Share Amounts)


$23.5
$23.5
Q1'23
Q1'24
Revenues
$1.8
$2.9
Q1'23
Q1'24
Income Before Income Taxes
$3.0
$3.9
Q1'23
Q1'24
Total Segment Operating Income(1)
$0.70
$1.04
Q1'23
Q1'24
Diluted EPS
$0.99
$1.22
Q1'23
Q1'24
Diluted EPS Excluding Certain Items(1)

(1) Total segment operating income and diluted EPS excluding certain items are non-GAAP financial measures. The most comparable GAAP measures are income before income taxes and diluted EPS, respectively. See the discussion on pages 25-27 for how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

©Disney First Fiscal Quarter Ended December 30, 2023 | 12

Q1 Entertainment Results

(In Billions)


Revenues
Linear Networks
Direct-to-Consumer
CSLO
$3.2
$4.8
$2.7
$2.8
$5.5
$1.6
Q1'23
Q1'24


Operating Income (Loss)
Linear Networks
Direct-to-Consumer
CSLO
$1.3
($1.0)
($0.0)
$1.2
($0.1)
($0.2)
Q1'23
Q1'24

Linear Networks

- Operating income decreased vs. the prior year due to lower advertising and affiliate revenues, partially offset by lower programming and production costs
- Lower domestic advertising revenue was driven primarily by lower impressions including from strike-related impacts, in addition to an adverse comparison to the prior year midterm-related political advertising at our owned stations
- Lower programming and production costs benefitted from strike-related impacts

Direct-to-Consumer

- Revenues increased by over 10% and operating loss improved by ~$850 million vs. the prior year driven by:
  - Higher subscription revenue due to increases in retail pricing and subscriber growth at Disney+ Core and, to a lesser extent, Hulu
  - Higher advertising revenue due to more hours of cricket programming and growth of the Disney+ ad tier, which launched in the U.S. in December 2022
  - Lower programming and production costs

Content Sales / Licensing and Other (CSLO)

- Lower results vs. the prior year due to the performance of theatrical titles

©Disney First Fiscal Quarter Ended December 30, 2023 | 13

Entertainment OTC Quarterly Results {In Billions) Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Operating Loss ($1.0) Revenue $4.8 $5.0 $5.0 $5.0 $5.5 • Q1'24 Entertainment OTC operating loss improved by about $850 million vs. the prior year and by nearly $300 million vs. Q4'23 • Revenue increased sequentially by over 10%, benefitting from higher subscription and advertising revenue First Fiscal Quarter Ended December 30, 2023 I 14

Q1 Disney+ Core Subscribers & ARPU

(Paid Subscribers in Millions and Average Monthly Revenue per Paid Subscriber (ARPU) in USD)

Disney+ Domestic(1) Subscribers



46.6
46.5
46.1
Q1'23
Q4'23
Q1'24

	Q1'24 vs. Q1'23	Q1'24 vs. Q4'23
Disney+ Domestic Subscribers	(0.5)	(0.4)
Disney+ International Subscribers	+7.5	(0.9)

Disney+ International(3) Subscribers



57.7
66.1
65.2
Q1'23
Q4'23
Q1'24

	Q1'23	Q4'23	Q1'24	Q1'24 vs. Q1'23	Q1'24 vs. Q4'23
Disney+ Domestic ARPU(1)	$5.95	$7.50	$8.15	+$2.20	+$0.65
Disney+ International ARPU(3)	$5.62	$6.10	$5.91	+$0.29	($0.19)

Note: See DTC Product Descriptions and Key Definitions on page 24
(1) U.S. and Canada
(2) The Disney+ ad tier launched in Canada and Europe in November 2023
(3) Excluding Disney+ Hotstar

Disney+ Core

- Disney+ Core subscribers decreased sequentially by 1.3 million, in line with prior guidance, driven by the expected temporary uptick in churn given recent domestic price increases as well as the end of the global summer promotion.
- Impacts were partially offset by strong ad tier net adds, due to domestic growth as well as the launch in certain international markets in the first quarter(2)

Disney+ Domestic(1)

- Subscribers decreased by 0.4 million vs. the prior quarter
- ARPU increased by $0.65 vs. the prior quarter due to increases in retail pricing, partially offset by a higher mix of subscribers to promotional offerings

Disney+ International(3)

- Subscribers decreased by 0.9 million vs. the prior quarter
- ARPU decreased by $0.19 vs. the prior quarter due to a higher mix of subscribers to promotional offerings

©Disney First Fiscal Quarter Ended December 30, 2023 | 15

Q1 Hulu Subscribers & ARPU

(Paid Subscribers in Millions and Average Monthly Revenue per Paid Subscriber (ARPU) in USD)

hulu Subscribers

	Q1'23	Q4'23	Q1'24	Q1'24 vs. Q1'23	Q1'24 vs. Q4'23
Total Hulu	48.0	48.5	49.7	+1.7	+1.2
LiveTV + SVOD	4.5	4.6	4.6	+0.1	+0.0
SVOD Only	43.5	43.9	45.1	+1.6	+1.2
SVOD Only ARPU	$12.46	$12.11	$12.29	($0.17)	+$0.18
Live TV+SVOD ARPU	$87.90	$90.08	$93.61	+$5.71	+$3.53

Hulu

- Total Hulu subscribers increased by 1.2 million vs. the prior quarter
- Hulu SVOD Only ARPU increased by $0.18 vs. the prior quarter due to increases in retail pricing, partially offset by lower per-subscriber advertising revenue and a higher mix of subscribers to promotional offerings
- Hulu Live TV + SVOD ARPU increased by $3.53 vs. the prior quarter due to increases in retail pricing

Note: See DTC Product Descriptions and Key Definitions on page 24

©Disney First Fiscal Quarter Ended December 30, 2023 | 16

Q1 Sports Results

(In Billions)



Revenues
ESPN Domestic
ESPN International
Star
$4.0
$0.4
$0.2
$4.1
$0.4
$0.4
Q1'23
Q1'24



Operating Income (Loss)(1)
ESPN Domestic
ESPN International
Star
$0.0
($0.0)
($0.1)
$0.3
($0.1)
($0.3)
Q1'23
Q1'24

ESPN Domestic

- Operating income increased vs. the prior year driven largely by a decrease in programming and production costs from the timing of College Football Playoff games
- Domestic affiliate revenue in Q1 was comparable to the prior year, as an increase of 6% from higher contractual rates was offset by a commensurate decrease from fewer subscribers

ESPN International

- Lower results were driven by higher programming and production costs attributable to new soccer rights

Star

- Operating loss increased vs. the prior year as the airing of ICC Cricket World Cup in the current quarter compared to the ICC T20 World Cup in the prior-year quarter resulted in higher programming and production costs, partially offset by higher advertising revenue

(1) Sports operating income also includes Equity in the Income of Investees of $3 million in Q1'23 and $13 million in Q1'24

©Disney

First Fiscal Quarter Ended December 30, 2023 | 17

Q1 Experiences Results

(In Billions)



Revenues
Domestic Parks & Experiences
Int'l Parks & Experiences
Consumer Products
$6.1
$1.1
$1.4
$6.3
$1.5
$1.4
Q1'23
Q1'24



Operating Income
Domestic Parks & Experiences
Int'l Parks & Experiences
Consumer Products
$2.1
$0.1
$0.7
$2.1
$0.3
$0.7
Q1'23
Q1'24

Domestic Parks & Experiences

- A modest decrease in operating income vs. the prior year reflected lower results at our domestic parks and resorts, largely offset by higher results at Disney Cruise Line
  - Tough comparisons at Walt Disney World coming off its 50th anniversary celebration in the prior year and significant cost pressures driven by wage increases
  - Growth at Disney Cruise Line was due to increases in average ticket prices and passenger cruise days, partially offset by higher costs

International Parks & Experiences

- Operating income increased vs. the prior year driven by Shanghai Disney Resort and Hong Kong Disneyland
  - Shanghai Disney Resort growth was driven by higher volumes (open for the full quarter vs. 58 days in Q1'23) and guest spending
  - Hong Kong Disneyland Resort performance was due to higher guest spending and volumes (benefited from the park being open for more days in the current quarter), partially offset by higher costs driven by inflation and new guest offerings

©Disney First Fiscal Quarter Ended December 30, 2023 | 18

APPENDIX First Fiscal Quarter Ended December 30, 2023 I 19

Select Upcoming Theatrical Releases (Reflects publicly announced planned releases as of February 7, 2024: list is not exhaustive: subject to change) Date Title April 5, 2024 The First Omen 20th Century May 10, 2024 Kingdom of the Planet ofthe Apes 20th Century May 31, 2024 Young Woman and the Sea Disney June 14, 2024 Inside Out 2 Pixar July 26, 2024 Untitled Oeadpool Movie Marvel August 16, 2024 Alien: Romulus 20th Century November 8, 2024 The Amateur 20th Century November 27, 2024 Moana 2 {Animated Sequel) Disney December 20, 2024 Mufasa: The Lion King Disney February 14, 2025 Captain America: Brave New World Marvel March 21, 2025 Snow White Disney May 2, 2025 Fantastic Four Marvel June 13, 2025 Elio Pixar June 27, 2025 Moana (Live Action) Disney July 25, 2025 Thunderbolts Marvel November 7, 2025 Blade Marvel November 26, 2025 Zootopia 2 Disney December 19, 2025 Avatar 3 20th Century
Select Upcoming Theatrical Releases (Reflects publicly announced planned releases as of February 7, 2024: list is not exhaustive: subject to change) Date Title April 5, 2024 The First Omen 20th Century May 10, 2024 Kingdom of the Planet ofthe Apes 20th Century May 31, 2024 Young Woman and the Sea Disney June 14, 2024 Inside Out 2 Pixar July 26, 2024 Untitled Oeadpool Movie Marvel August 16, 2024 Alien: Romulus 20th Century November 8, 2024 The Amateur 20th Century November 27, 2024 Moana 2 {Animated Sequel) Disney December 20, 2024 Mufasa: The Lion King Disney February 14, 2025 Captain America: Brave New World Marvel March 21, 2025 Snow White Disney May 2, 2025 Fantastic Four Marvel June 13, 2025 Elio Pixar June 27, 2025 Moana (Live Action) Disney July 25, 2025 Thunderbolts Marvel November 7, 2025 Blade Marvel November 26, 2025 Zootopia 2 Disney December 19, 2025 Avatar 3 20th Century

Select Upcoming Disney+ and Hulu Releases

(Reflects publicly announced planned domestic releases as of February 7, 2024; list is not exhaustive; subject to change)

Date	Title	Brand	Platform	Type
Early 2024	*X-Men '97*	Marvel	Disney+	Scripted Series
February 7	*The Marvels*	Marvel	Disney+	Feature Film
February 9	*Suncoast*	Searchlight	Hulu	Feature Film
February 15	*Next Goal Wins*	Searchlight	Hulu	Feature Film
February 16	*Life & Beth* Season 2	Hulu Originals	Hulu	Scripted Series
February 21	*Star Wars: The Bad Batch* Season 3	Lucasfilm	Disney+	Animated Series
February 22	*All of Us Strangers*	Searchlight	Hulu	Feature Film
February 22	*Death in the Dorms* Season 2	Hulu Originals	Hulu	Documentary Series
February 27	*Shōgun*	FX	Hulu	Limited Series
February 28	*Iwájú*	Walt Disney Animation Studios	Disney+	Scripted Series
February 29	*Me, Hereafter*	Hulu Originals	Hulu	Documentary Series
March 15	*Taylor Swift: The Eras Tour*	Disney	Disney+	Feature Film
March 28	*We Were The Lucky Ones*	Hulu Originals	Hulu	Limited Series
April 26	*Thank you, Goodnight: The Bon Jovi Story*	Hulu Originals	Hulu	Documentary Series
Release dates not yet announced; Titles listed in alphabetical order	*Agatha: Darkhold Diaries*	Marvel	Disney+	Scripted Series
	Doctor Who	Disney Branded Television	Disney+	Scripted Series
	Eyes of Wakanda	Marvel	Disney+	Animated Series
	Star Wars: Skeleton Crew	Lucasfilm	Disney+	Scripted Series
	Star Wars: The Acolyte	Lucasfilm	Disney+	Scripted Series
	The Veil	FX	Hulu	Limited Series
	Under the Bridge	Hulu Originals	Hulu	Scripted Series
	Vanderpump Villa	Hulu Originals	Hulu	Unscripted Series
	Win or Lose	Pixar	Disney+	Animated Series
	Your Friendly Neighborhood Spider-Man	Marvel	Disney+	Animated Series

©Disney First Fiscal Quarter Ended December 30, 2023 | 21

 Fiscal 2024 -Selected Sports Timing Comparisons (As of February 7, 2024; items are not exhaustive; subject to change) Ql Q2 Q3 Q4 ICC T20 in FY24 No Big 10 renewal in FY24 New SEC deal begins (held rights in Q1'23) vs. in Q1'23 Net shift of 1 College Football Playoff game, including 2 semi-final games, No Pac-12 rights (held rights in Q4'23) from Q1'23 to Q2'24 ICC Cricket World Cup in FY24 vs. ICC T20 World Cup in FY23 No BCCI renewal in FY24 (vs. matches in Q1'23 and Q2'23) First Fiscal Quarter Ended December 30, 2023 I 22

Upcoming Parks and Experiences Openings & Events

(Reflects publicly announced planned openings and events as of February 7, 2024; list is not exhaustive)

Date	Attraction / Event	Location
June 6, 2024	Fantasy Springs	Tokyo Disney Resort
June 2024	Disney Lookout Cay at Lighthouse Point	Disney Cruise Line
July 1, 2024	Disney Vacation Club Cabins at Fort Wilderness Resort	Walt Disney World Resort
December 21, 2024	Disney Treasure *(Maiden Voyage)*	Disney Cruise Line
Late 2024	Disney Vacation Club at Polynesian Resort	Walt Disney World Resort
2024	Tiana's Bayou Adventure	Disneyland Resort and Walt Disney World Resort
2024	New Star Tours Characters and Stories	Disneyland Resort, Walt Disney World Resort, and Disneyland Paris
2024	EPCOT CommuniCore Hall and Plaza	Walt Disney World Resort
2025	Storyliving by Disney – Cotino Welcomes First Residents	Storyliving by Disney – Cotino
Fiscal Year 2025	Disney Adventure (*will operate in Southeast Asia*)	Disney Cruise Line
Fiscal Year 2026	Third Wish-class ship	Disney Cruise Line

Note: Dates provided are based on calendar year unless otherwise specified

©Disney
First Fiscal Quarter Ended December 30, 2023 | 23

 DTC Product Descriptions and Key Definitions Product offerings In the U.S., Disney+, ESPN+ and Hulu SVOD Only are each offered as a standalone service or together as part of various multi-product offerings. Hulu Live TV+ SVOD includes Disney+ and ESPN+. Disney+ is available in more than 150 countries and territories outside the U.S. and Canada. In India and certain other Southeast Asian countries, the service is branded Disney+ Hotstar. In certain Latin American countries, we offer Disney+ as well as Star+, a general entertainment SVOD service, which is available on a standalone basis or together with Disney+ (Combo+). Depending on the market, our services can be purchased on our websites or through third-party platforms/apps or are available via wholesale arrangements. Paid subscribers Paid subscribers reflect subscribers for which we recognized subscription revenue. Subscribers cease to be a paid subscriber as of their effective cancellation date or as a result of a failed payment method. Subscribers to multi-product offerings in the U.S. are counted as a paid subscriber for each service included in the multi-product offering and subscribers to Hulu Live TV+ SVOD are counted as one paid subscriber for each of the Hulu Live TV + SVOD, Disney+ and ESPN+ services. In Latin America, if a subscriber has either the standalone Disney+ or Star+ service or subscribes to Combo+, the subscriber is counted as one Disney+ paid subscriber. Subscribers include those who receive a service through wholesale arrangements including those for which the service is distributed to each subscriber of an existing content distribution tier. When we aggregate the total number of paid subscribers across our OTC streaming services, we refer to them as paid subscriptions. International Disney+ {excluding Disney+ Hotstar) International Disney+ (excluding Disney+ Hotstar) includes the Disney+ service outside the U.S. and Canada and the Star+ service in Latin America. Average Monthly Revenue Per Paid Subscriber {ARPU) Hulu and ESPN+ average monthly revenue per paid subscriber is calculated based on the average of the monthly average paid subscribers for each month in the period. The monthly average paid subscribers is calculated as the sum of the beginning of the month and end of the month paid subscriber count, divided by two. Disney+ average monthly revenue per paid subscriber is calculated using a daily average of paid subscribers for the period. Revenue includes subscription fees, advertising (excluding revenue earned from selling advertising spots to other Company businesses) and premium and feature add-on revenue but excludes Pay-Per-View revenue. Advertising revenue generated by content of one streaming service that is accessed through another streaming service (for example, Hulu content accessed through Disney+) is allocated between both services. The average revenue per paid subscriber is net of discounts on offerings that carry more than one service. Revenue is allocated to each service based on the relative retail or wholesale price of each service on a standalone basis. Hulu Live TV+ SVOD revenue is allocated to the SVOD services based on the wholesale price of the Hulu SVOD Only, Disney+ and ESPN+ multi-product offering. In general, wholesale arrangements have a lower average monthly revenue per paid subscriber than subscribers that we acquire directly or through third-party platforms. First Fiscal Quarter Ended December 30, 2023 I 24

Non-GAAP Financial Measures

This presentation includes diluted EPS excluding certain items and total segment operating income, both of which are important financial measures for the Company, but are not financial measures defined by GAAP.

These measures should be reviewed in conjunction with the most comparable GAAP financial measures and are not presented as alternative measures of diluted EPS or income before income taxes as determined in accordance with GAAP. Diluted EPS excluding certain items and total segment operating income as we have calculated them may not be comparable to similarly titled measures reported by other companies.

In addition, this presentation includes free cash flow, which is a financial measure not defined by GAAP. See below for more information concerning free cash flow.

Diluted EPS excluding certain items
The Company uses diluted EPS excluding (1) certain items affecting comparability of results from period to period and (2) amortization of TFCF and Hulu intangible assets, including purchase accounting step-up adjustments for released content, to facilitate the evaluation of the performance of the Company's operations exclusive of these items, and these adjustments reflect how senior management is evaluating segment performance.

The Company believes that providing diluted EPS exclusive of certain items impacting comparability is useful to investors, particularly where the impact of the excluded items is significant in relation to reported earnings and because the measure allows for comparability between periods of the operating performance of the Company's business and allows investors to evaluate the impact of these items separately.

The Company further believes that providing diluted EPS exclusive of amortization of TFCF and Hulu intangible assets associated with the acquisition in 2019 is useful to investors because the TFCF and Hulu acquisition was considerably larger than the Company's historic acquisitions with a significantly greater acquisition accounting impact.

Total segment operating income
The Company evaluates the performance of its operating segments based on segment operating income, and management uses total segment operating income as a measure of the performance of operating businesses separate from non-operating factors. The Company believes that information about total segment operating income assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing separate insight into both operations and other factors that affect reported results.

Free cash flow
Free cash flow is a non-GAAP measure and is calculated as cash provided by operations less investments in parks, resorts and other property. Disney's management believes that information about free cash flow provides investors with an important perspective on the cash available to service debt obligations, make strategic acquisitions and investments and pay dividends and repurchase shares. Disney is not providing forward-looking measures for cash provided by operations, which is the most directly comparable GAAP measure, or a quantitative reconciliation of the forward-looking free cash flow to that most directly comparable GAAP measure. Disney is unable to predict or estimate with reasonable certainty the ultimate outcome of certain significant items required for the GAAP measure without unreasonable effort. Information about other adjusting items that is currently not available to Disney could have a potentially unpredictable and significant impact on future GAAP financial results.

©Disney First Fiscal Quarter Ended December 30, 2023 | 25

Reconciliation of Diluted EPS Excluding Certain Items for Q1

(In Millions except EPS)

The following table reconciles reported diluted EPS to diluted EPS excluding certain items for the first quarter:

($ in millions except EPS)	Pre-Tax Income/ Loss	Tax Benefit/ Expense[1]	After-Tax Income/ Loss[2]	Diluted EPS[3]	Change vs. prior-year period
Quarter Ended December 30, 2023					
As reported	$2,871	($720)	$2,151	$1.04	49 %
Exclude:					
Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs[4]	451	(106)	345	0.18	
Excluding certain items	**$3,322**	**($826)**	**$2,496**	**$1.22**	**23%**
Quarter Ended December 31, 2022					
As reported	$1,773	($412)	$1,361	$0.70	
Exclude:					
Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs[4]	579	(135)	444	0.24	
Restructuring and impairment charges[5]	69	(8)	61	0.03	
Other income, net[6]	42	(16)	26	0.01	
Excluding certain items	**$2,463**	**($571)**	**$1,892**	**$0.99**	

(1) Tax benefit/expense is determined using the tax rate applicable to the individual item
(2) Before noncontrolling interest share
(3) Net of noncontrolling interest share, where applicable. Total may not equal the sum of the column due to rounding
(4) For the current quarter, intangible asset amortization was $380 million, step-up amortization was $68 million and amortization of intangible assets related to TFCF equity investees was $3 million. For the prior-year quarter, intangible asset amortization was $417 million, step-up amortization was $159 million and amortization of intangible assets related to TFCF equity investees was $3 million
(5) Charges related to exiting our businesses in Russia
(6) DraftKings loss ($70 million), partially offset by a gain on the sale of a business ($28 million)

©Disney First Fiscal Quarter Ended December 30, 2023 | 26

Reconciliation of Total Segment Operating Income for Q 1 {In Millions) The following table reconciles income before income taxes to total segment operating income($ in millions): Quarter Ended Dec. 30, 2023 Dec.31,2022 Change Income before income taxes $2,871 $1,773 62% Add (subtract): Corporate and unallocated shared expenses 308 280 (10%) Restructuring and impairment charges 69 100% Other expense, net 42 100% Interest expense, net 246 300 18% Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs 451 579 22 % Total segment operating income $3,876 $3,043 27% First Fiscal Quarter Ended December 30, 2023 I 27

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, beliefs, plans, strategies, business or financial prospects or outlook, future shareholder value, priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; further deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content; consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find It

Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at www.disney.com/investors.

Participants

Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.